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Exhibit 32.2

Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

        Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Traffix, Inc. ("Registrant"), hereby certifies that the Registrant's Quarterly Report on Form 10-Q for the nine months ended August 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ DANIEL HARVEY DANIEL HARVEY Chief Financial Officer

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  Exhibit 32.2